Exhibit 99.1

Radius Recycling Reports Fourth Quarter and Fiscal 2023 Financial Results

Strong Operating Cash Flow of $135 Million in the Fourth Quarter

Radius Board Declares Quarterly Dividend

PORTLAND, Ore.--(BUSINESS WIRE)--October 25, 2023--Schnitzer Steel Industries, Inc. dba Radius Recycling (NASDAQ: RDUS) today reported results for the fourth quarter of fiscal 2023 ended August 31, 2023.

The Company reported a net loss of $(26) million, or $(23) per ferrous ton, and a loss per share from continuing operations in the fourth quarter of $(0.92), all of which include non-cash goodwill and other asset impairment charges of $45 million, or $1.61 per share. Adjusted earnings per share from continuing operations were $0.47 in the fourth quarter and adjusted EBITDA was $49 million, or $44 per ferrous ton. The Company generated strong operating cash flow of $135 million in the fourth quarter.

Market conditions for recycled metals in the fourth quarter weakened on lower global steel demand. Sequentially, average net selling prices for recycled metals decreased, which, in combination with a further tightening of supply flows over the summer, led to significant metal spread compression, lower sales volumes, and an adverse impact from average inventory accounting. These effects were substantially offset by the recognition of certain insurance recoveries during the quarter.

Commenting on the Company's fourth quarter results, Tamara Lundgren, Chairman and Chief Executive Officer, said, "While market conditions for recycled metals in the fourth quarter reflected the impact of weaker demand fundamentals, driven by higher interest rates, a slower recovery in China, and destocking in the domestic markets, accompanied by tighter supply flows, our performance benefited from strong operating cash flow and a continued focus on productivity initiatives. The long-term structural demand for recycled metals remains positive, supported by the increased focus on decarbonization, the transition to low-carbon technologies, and the anticipated demand associated with the Infrastructure Investment and Jobs Act and the Inflation Reduction Act, including Buy Clean provisions."

"During the quarter, we also unveiled our new corporate identity, Radius Recycling, which better reflects the Company's role as one of North America's largest metal recyclers, our position in the circular economy, and our commitment to advance the recovery, reuse, and recycling of the essential metals required to support global carbon reduction." Ms. Lundgren continued, "Our work and our purpose have never been more relevant than they are today. Radius Recycling is a name that represents our over 3,300 employees and a future in which recycled metals sit at the center of progress, seamlessly connecting all points within the circular economy."

Summary Results
($ in millions, except per share amounts)
	Quarter			Year
	4Q23	3Q23	4Q22	2023	2022
Revenues	$718	$810	$894	$2,882	$3,486
Gross margin (total revenues less cost of goods sold)	$90	$96	$85	$308	$488
Selling, general and administrative expense	$69	$69	$69	$266	$263
Net (loss) income	$(26)	$14	$11	$(25)	$172
Net (loss) income per ferrous ton	$(23)	$12	$9	$(6)	$37
Diluted earnings per share from continuing operations attributable to Radius shareholders
Reported	$(0.92)	$0.48	$0.36	$(0.92)	$5.72
Adjusted(1)	$0.47	$0.67	$0.50	$0.85	$6.07
Adjusted EBITDA(1)	$49	$56	$40	$144	$313
Adjusted EBITDA per ferrous ton(1)(5)	$44	$48	$32	$33	$68
Cash flows from operating activities	$135	$(21)	$180	$139	$238

Ferrous sales volumes (LT, in thousands)	1,105	1,157	1,268	4,376	4,616
Avg. net ferrous sales prices ($/LT)(2)	$357	$413	$387	$371	$452
Nonferrous sales volumes (pounds, in millions)(3)	204	208	186	739	687
Avg. nonferrous sales prices ($/pound)(2)(3)	$0.94	$1.01	$1.05	$0.96	$1.08
Finished steel average net sales price ($/ST)(2)	$861	$924	$1,118	$930	$1,075
Finished steel sales volumes (ST, in thousands)	152	142	125	521	465
Rolling mill utilization (%)(4)	102%	97%	93%	89%	88%
LT = Long Ton, which is equivalent to 2,240 pounds
ST = Short Ton, which is equivalent to 2,000 pounds

(1)	See Non-GAAP Financial Measures for reconciliation to U.S. GAAP.
(2)	Price information is shown after netting the cost of freight incurred to deliver the product to the customer.
(3)	Nonferrous sales volumes and average nonferrous prices excludes platinum group metals (“PGMs”) in catalytic converters.
(4)	Rolling mill utilization is based on effective annual production capacity under current conditions of 580 thousand tons of finished steel products.
(5)	May not foot due to rounding.

Fourth Quarter Fiscal 2023 Financial Review and Analysis

Operating performance in the fourth quarter reflected sequentially tighter supply flows for recycled metals, which, together with lower average net selling prices for our products, resulted in a compression of metal spreads. Results for the fourth quarter included an adverse impact from average inventory accounting of approximately $5 per ferrous ton, compared to a benefit of $2 per ferrous ton in the third quarter of fiscal 2023.

Average net selling prices for ferrous and nonferrous products decreased sequentially by 14% and 7%, respectively, and average net selling prices for finished steel products were lower 7%. Ferrous and nonferrous sales volumes decreased sequentially by 4% and 2%, respectively, while finished steel sales volumes increased 7%.

Fourth quarter performance reflected the full achievement of the $10 million quarterly run rate of productivity initiatives announced in October 2022 and the quarterly run rate of $5 million of SG&A savings initiatives announced in January 2023. The benefits from these initiatives mitigated the impact of lower recycled metal volumes and inflationary pressure on operating costs. In the fourth quarter, the Company recognized insurance recoveries of $41 million, of which $27 million was received in cash, in connection with previously submitted claims related to certain property damage and business interruption matters that had occurred in prior periods.

The fourth quarter had operating cash flow of $135 million, including a benefit from working capital management. Total debt decreased by over $100 million sequentially and was $249 million at the end of the quarter, and debt, net of cash, was $243 million (for a reconciliation of adjusted results and debt, net of cash, to U.S. GAAP, see the table provided in the Non-GAAP Financial Measures section). Capital expenditures were $28 million in the quarter, including investments in advanced metal recovery technologies, maintaining the business and environmental-related projects.

The effective tax rate for the fourth quarter of fiscal 2023 was a benefit of approximately 12% on GAAP results and an expense of approximately 32% on adjusted non-GAAP results. During the fourth quarter, the Company returned capital to shareholders through its 118th consecutive quarterly dividend.

Declaration of Quarterly Dividend

The Board of Directors declared a cash dividend of $0.1875 per common share, payable November 27, 2023 to shareholders of record on November 13, 2023. The Company has paid a dividend every quarter since going public in November 1993.

Analysts’ Conference Call: Fourth Quarter Fiscal 2023 Results

A conference call and slide presentation to discuss results will be held today, October 25, 2023, at 11:30 a.m. Eastern and will be hosted by Tamara Lundgren, Chairman and Chief Executive Officer, and Stefano Gaggini, Senior Vice President and Chief Financial Officer. The call and accompanying slide presentation will be webcast and accessible under the Events Calendar on the Company’s website at: www.radiusrecycling.com/company/investors. Summary financial data is provided in the following pages. The slide presentation and related materials will be available prior to the call on the Company's website.

About Schnitzer Steel Industries, Inc. dba Radius Recycling

Schnitzer Steel Industries, Inc. dba Radius Recycling is one of the largest manufacturers and exporters of recycled metal products in North America with operating facilities located in 25 states, Puerto Rico, and Western Canada. Radius has seven deep water export facilities located on both the East and West Coasts and in Hawaii and Puerto Rico. The Company’s integrated operating platform also includes 50 stores which sell serviceable used auto parts from salvaged vehicles and receive over 4 million annual retail visits. The Company’s steel manufacturing operations produce finished steel products, including rebar, wire rod, and other specialty products. The Company began operations in 1906 in Portland, Oregon.

SCHNITZER STEEL INDUSTRIES, INC. dba RADIUS RECYCLING
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
($ in thousands, except per share amounts)
(Unaudited)

	Quarter			Year
	4Q23	3Q23	4Q22	2023	2022
Revenues	$717,931	$809,610	$894,412	$2,882,224	$3,485,815
Cost of goods sold	627,880	713,685	809,587	2,574,513	2,997,745
Selling, general and administrative expense	69,217	68,527	69,237	265,929	263,257
Income from joint ventures	(704)	(285)	(1,151)	(2,090)	(2,740)
Goodwill impairment charges	39,270	—	—	39,270	—
Other asset impairment charges	5,797	—	638	5,797	1,570
Restructuring charges and other exit-related activities	141	169	25	2,730	77
Operating (loss) income	(23,670)	27,514	16,076	(3,925)	225,906
Interest expense	(5,211)	(5,146)	(3,042)	(18,589)	(8,538)
Other loss, net	(273)	(1,306)	(556)	(5,562)	(692)
(Loss) income from continuing operations before income taxes	(29,154)	21,062	12,478	(28,076)	216,676
Income tax expense (benefit)	3,423	(7,221)	(1,390)	2,747	(44,597)
(Loss) income from continuing operations	(25,731)	13,841	11,088	(25,329)	172,079
Loss from discontinued operations, net of tax	(31)	(233)	(37)	(109)	(83)
Net (loss) income	(25,762)	13,608	11,051	(25,438)	171,996
Net income attributable to noncontrolling interests	(54)	(148)	(699)	(353)	(3,196)
Net (loss) income attributable to Radius shareholders	$(25,816)	$13,460	$10,352	$(25,791)	$168,800

Net (loss) income per share attributable to Radius shareholders:
Basic:
(Loss) income per share from continuing operations	$(0.92)	$0.49	$0.37	$(0.92)	$6.01
Net (loss) income per share	$(0.92)	$0.48	$0.37	$(0.92)	$6.01
Diluted:
(Loss) income per share from continuing operations	$(0.92)	$0.48	$0.36	$(0.92)	$5.72
Net (loss) income per share	$(0.92)	$0.47	$0.36	$(0.92)	$5.72
Weighted average number of common shares:
Basic	28,108	28,114	27,803	28,008	28,084
Diluted	28,108	28,659	28,892	28,008	29,529
Dividends declared per common share	$0.1875	$0.1875	$0.1875	$0.7500	$0.7500

SCHNITZER STEEL INDUSTRIES, INC. dba RADIUS RECYCLING
SELECTED OPERATING STATISTICS
(Unaudited)

	1Q23	2Q23	3Q23	4Q23	YTD 2023
Total ferrous volumes (LT, in thousands)(1)	851	1,263	1,157	1,105	4,376
Total nonferrous volumes (pounds, in thousands)(1)(2)	162,720	164,796	207,714	203,707	738,937
Ferrous selling prices ($/LT)(3)
Domestic	$313	$359	$414	$346	$360
Foreign	$356	$368	$414	$363	$376
Average	$340	$367	$413	$357	$371
Ferrous sales volume (LT, in thousands)
Domestic	432	444	548	528	1,952
Foreign	418	819	609	577	2,424
Total	851	1,263	1,157	1,105	4,376
Nonferrous average price ($/pound)(2)(3)	$0.90	$0.99	$1.01	$0.94	$0.96
Cars purchased (in thousands)(4)	69	72	78	67	286
Auto stores at period end	51	50	50	50	50
Finished steel average sales price ($/ST)(3)	$1,015	$943	$924	$861	$930
Sales volume (ST, in thousands)
Rebar	101	84	97	108	390
Coiled products	16	24	43	43	126
Merchant bar and other	1	1	2	1	5
Finished steel products sold	118	109	142	152	521
Rolling mill utilization(5)	81%	75%	97%	102%	89%
(1)	Ferrous and nonferrous volumes sold externally and delivered to our steel mill for finished steel production.
(2)	Excludes PGMs in catalytic converters.
(3)	Price information is shown after netting the cost of freight incurred to deliver the product to the customer.
(4)	Cars purchased by auto parts stores only.
(5)	Rolling mill utilization is based on effective annual production capacity under current conditions of 580 thousand tons of finished steel products.

SCHNITZER STEEL INDUSTRIES, INC. dba RADIUS RECYCLING
SELECTED OPERATING STATISTICS
(Unaudited)

	1Q22	2Q22	3Q22	4Q22	YTD 2022(6)
Total ferrous volumes (LT, in thousands)(1)	1,148	1,071	1,129	1,268	4,616
Total nonferrous volumes (pounds, in thousands)(1)(2)	153,227	147,145	201,413	185,634	687,419
Ferrous selling prices ($/LT)(3)
Domestic	$431	$418	$516	$389	$438
Foreign	$450	$455	$552	$387	$457
Average	$446	$445	$541	$387	$452
Ferrous sales volume (LT, in thousands)
Domestic	430	408	490	477	1,806
Foreign	718	663	639	791	2,810
Total	1,148	1,071	1,129	1,268	4,616
Nonferrous average price ($/pound)(2)(3)	$1.05	$1.10	$1.12	$1.05	$1.08
Cars purchased (in thousands)(4)	80	73	84	76	312
Auto stores at period end	50	50	50	51	51
Finished steel average sales price ($/ST)(3)	$979	$1,045	$1,129	$1,118	$1,075
Sales volume (ST, in thousands)
Rebar	74	73	99	96	343
Coiled products	25	32	35	28	119
Merchant bar and other	—	1	1	1	3
Finished steel products sold	99	106	135	125	465
Rolling mill utilization(5)	78%	86%	96%	93%	88%
LT = Long Ton, which is equivalent to 2,240 pounds
ST = Short Ton, which is equivalent to 2,000 pounds

(1)	Ferrous and nonferrous volumes sold externally and delivered to our steel mill for finished steel production.
(2)	Excludes PGMs in catalytic converters.
(3)	Price information is shown after netting the cost of freight incurred to deliver the product to the customer.
(4)	Cars purchased by auto parts stores only.
(5)	Rolling mill utilization is based on effective annual production capacity under current conditions of 580 thousand tons of finished steel products.
(6)	May not foot due to rounding.

SCHNITZER STEEL INDUSTRIES, INC. dba RADIUS RECYCLING
CONDENSED CONSOLIDATED BALANCE SHEETS
($ in thousands)
(Unaudited)

	August 31, 2023	August 31, 2022
Assets
Current assets:
Cash and cash equivalents	$6,032	$43,803
Accounts receivable, net	210,442	237,654
Inventories	278,642	315,189
Other current assets	55,224	74,740
Total current assets	550,340	671,386
Property, plant and equipment, net	706,805	664,120
Operating lease right-of-use assets	115,686	122,413
Goodwill and other assets	343,118	368,678
Total assets	$1,715,949	$1,826,597

Liabilities and Equity
Current liabilities:
Short-term borrowings	$5,813	$6,041
Operating lease liabilities	19,835	21,660
Environmental liabilities	13,743	13,031
Other current liabilities	284,539	340,841
Total current liabilities	323,930	381,573
Long-term debt, net of current maturities	243,579	242,521
Environmental liabilities, net of current portion	53,034	55,469
Operating lease liabilities, net of current maturities	96,086	101,651
Other long-term liabilities	87,661	86,909
Total liabilities	804,290	868,123

Total Radius Recycling ("Radius") shareholders' equity	908,180	953,979
Noncontrolling interests	3,479	4,495
Total equity	911,659	958,474
Total liabilities and equity	$1,715,949	$1,826,597

Non-GAAP Financial Measures

This press release contains performance based on adjusted diluted earnings per share from continuing operations attributable to Radius shareholders, adjusted EBITDA, adjusted EBITDA per ferrous ton, and adjusted selling, general, and administrative expense which are non-GAAP financial measures as defined under SEC rules. As required by SEC rules, the Company has provided a reconciliation of these measures for each period discussed to the most directly comparable U.S. GAAP measure. Management believes that providing these non-GAAP financial measures adds a meaningful presentation of our results from business operations excluding adjustments for goodwill impairment charges, other asset impairment charges, charges for legacy environmental matters (net of recoveries), restructuring charges and other exit-related activities, business development costs not related to ongoing operations including pre-acquisition expenses, charges related to non-ordinary course legal settlements, and the income tax benefit allocated to these adjustments, items which are not related to underlying business operational performance, and improves the period-to-period comparability of our results from business operations. We believe that presenting debt, net of cash is useful to investors as a measure of our leverage, as cash and cash equivalents can be used, among other things, to repay indebtedness. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the most directly comparable U.S. GAAP measures.

Reconciliation of adjusted diluted earnings per share from continuing operations attributable to Radius shareholders
($ per share)	Quarter			Year
	4Q23	3Q23	4Q22	2023	2022
As reported	$(0.92)	$0.48	$0.36	$(0.92)	$5.72
Goodwill impairment charges, per share	1.40	—	—	1.40	—
Other asset impairment charges, per share(1)	0.21	0.05	0.02	0.40	0.05
Charges for legacy environmental matters, net, per share(2)	0.14	0.18	0.10	0.37	0.25
Restructuring charges and other exit-related activities, per share	—	0.01	—	0.10	—
Business development costs, per share	—	—	0.02	0.02	0.09
Charges related to legal settlements, per share(3)	—	—	—	—	0.02
Income tax benefit allocated to adjustments, per share(4)	(0.35)	(0.05)	—	(0.50)	(0.07)
Effect of dilutive shares, per share(5)	(0.01)	—	—	(0.02)	—
Adjusted(6)	$0.47	$0.67	$0.50	$0.85	$6.07
Reconciliation of adjusted EBITDA and adjusted EBITDA per ferrous ton
($ in millions)	Quarter			Year
	4Q23	3Q23	4Q22	2023	2022
Net (loss) income	$(26)	$14	$11	$(25)	$172
Plus interest expense	5	5	3	19	9
Plus income tax (benefit) expense	(3)	7	1	(3)	45
Plus depreciation and amortization	23	23	20	90	75
Plus goodwill impairment charge	39	—	—	39	—
Plus other asset impairment charges, net(1)	6	1	1	11	2
Plus charges for legacy environmental matters, net(2)	4	5	3	10	8
Plus restructuring charges and other exit-related activities	—	—	—	3	—
Plus business development costs	—	—	1	—	3
Plus charges related to legal settlements(3)	—	—	—	—	1
Adjusted EBITDA(6)	$49	$56	$40	$144	$313

Ferrous sales volume (LT, in thousands)	1,105	1,157	1,268	4,376	4,616
Adjusted EBITDA per ferrous ton sold ($/LT)	$44	$48	$32	$33	$68

Reconciliation of adjusted selling, general and administrative expense:
($ in millions)	Quarter			Year
	4Q23	3Q23	4Q22	2023	2022
As reported	$69	$69	$69	$266	$263
Charges for legacy environmental matters, net(2)	(4)	(5)	(3)	(10)	(8)
Business development costs	—	—	(1)	—	(3)
Adjusted(6)	$65	$63	$66	$255	$253
Reconciliation of debt, net of cash
($ in thousands)
	August 31, 2023	May 31, 2023	August 31, 2022
Short-term borrowings	$5,813	$6,724	$6,041
Long-term debt, net of current maturities	243,579	344,084	242,521
Total debt	249,392	350,808	248,562
Less: cash and cash equivalents	6,032	4,511	43,803
Total debt, net of cash	$243,360	$346,297	$204,759
LT = Long Ton, which is equivalent to 2,240 pounds

(1)

For the third quarter and the year ended August 31, 2023, asset impairment charges included $1 million ($0.05 per share before taxes) and $5 million ($0.19 per share before taxes), respectively, of impairment and other adjustments of an equity investment to fair value reported within “Other loss, net” on the Consolidated Statement of Operations.

(2)	Legal and environmental charges, net of recoveries, for legacy environmental matters including those related to the Portland Harbor Superfund site and to other legacy environmental loss contingencies.
(3)	Charges related to legal settlements in fiscal 2022 relate to a claim by a utility provider for past charges.
(4)

Income tax allocated to the aggregate adjustments reconciling reported and adjusted diluted earnings per share from continuing operations attributable to Radius shareholders is determined based on a tax provision calculated with and without the adjustments.

(5)

For the quarter and year ended August 31, 2023, adjusted diluted earnings (loss) per share from continuing operations attributable to Radius shareholders reflects the inclusion of an incremental 608 thousand and 652 thousand common stock equivalent shares, respectively, attributable to dilutive share-based compensation awards that were antidilutive for the purpose of calculating the comparable GAAP loss per share measure.

(6)	May not foot due to rounding.

Forward-Looking Statements

Statements and information included in this press release by Schnitzer Steel Industries, Inc. dba Radius Recycling ("Radius") that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Except as noted herein or as the context may otherwise require, all references in this press release to “we,” “our,” “us,” “the Company,” “SSI,” "Schnitzer Steel," and "Radius" refer to Radius and its consolidated subsidiaries.

Forward-looking statements in this press release include statements regarding future events or our expectations, intentions, beliefs, and strategies regarding the future, which may include statements regarding the impact of equipment upgrades, equipment failures, and facility damage on production, including timing of repairs and resumption of operations; the realization of insurance recoveries; the Company’s outlook, growth initiatives, or expected results or objectives, including pricing, margins, volumes, and profitability; completion of acquisitions and integration of acquired businesses; the progression and impact of investments in processing and manufacturing technology improvements and information technology systems; the impacts of supply chain disruptions, inflation, and rising interest rates; liquidity positions; our ability to generate cash from continuing operations; trends, cyclicality, and changes in the markets we sell into; strategic direction or goals; targets; changes to manufacturing and production processes; the realization of deferred tax assets; planned capital expenditures; the cost of and the status of any agreements or actions related to our compliance with environmental and other laws; expected tax rates, deductions, and credits; the impact of sanctions and tariffs, quotas, and other trade actions and import restrictions; the impact of pandemics, epidemics, or other public health emergencies, such as the coronavirus disease 2019 (“COVID-19”) pandemic; the impact of labor shortages or increased labor costs; obligations under our retirement plans; benefits, savings, or additional costs from business realignment, cost containment, and productivity improvement programs; the potential impact of adopting new accounting pronouncements; and the adequacy of accruals.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “outlook,” “target,” “aim,” “believes,” “expects,” “anticipates,” “intends,” “assumes,” “estimates,” “evaluates,” “may,” “will,” “should,” “could,” “opinions,” “forecasts,” “projects,” “plans,” “future,” “forward,” “potential,” “probable,” and similar expressions. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.

We may make other forward-looking statements from time to time, including in reports filed with the Securities and Exchange Commission, press releases, presentations, and on public conference calls. All forward-looking statements we make are based on information available to us at the time the statements are made, and we assume no obligation to update any forward-looking statements, except as may be required by law. Our business is subject to the effects of changes in domestic and global economic conditions and a number of other risks and uncertainties that could cause actual results to differ materially from those included in, or implied by, such forward-looking statements. Some of these risks and uncertainties are discussed in “Item 1A. Risk Factors” of Part I of our most recent Annual Report on Form 10-K. Examples of these risks include: potential environmental cleanup costs related to the Portland Harbor Superfund site or other locations; the impact of goodwill impairment charges; the impact of equipment upgrades, equipment failures, and facility damage on production; failure to realize or delays in realizing expected benefits from capital and other projects, including investments in processing and manufacturing technology improvements and information technology systems; the cyclicality and impact of general economic conditions; the impact of inflation, rising interest rates, and foreign currency fluctuations; changing conditions in global markets including the impact of sanctions and tariffs, quotas, and other trade actions and import restrictions; increases in the relative value of the U.S. dollar; economic and geopolitical instability including as a result of military conflict; volatile supply and demand conditions affecting prices and volumes in the markets for raw materials and other inputs we purchase; significant decreases in recycled metal prices; imbalances in supply and demand conditions in the global steel industry; difficulties associated with acquisitions and integration of acquired businesses; supply chain disruptions; reliance on third-party shipping companies, including with respect to freight rates and the availability of transportation; the impact of impairment of assets other than goodwill; the impact of pandemics, epidemics, or other public health emergencies, such as the COVID-19 pandemic; inability to achieve or sustain the benefits from productivity, cost savings, and restructuring initiatives; inability to renew facility leases; customer fulfillment of their contractual obligations; potential limitations on our ability to access capital resources and existing credit facilities; restrictions on our business and financial covenants under the agreement governing our bank credit facilities; the impact of consolidation in the steel industry; product liability claims; the impact of legal proceedings and legal compliance; the impact of climate change; the impact of not realizing deferred tax assets; the impact of tax increases and changes in tax rules; the impact of one or more cybersecurity incidents; the impact of increasing attention to environmental, social, and governance matters; translation risks associated with fluctuation in foreign exchange rates; the impact of hedging transactions; inability to obtain or renew business licenses and permits; environmental compliance costs and potential environmental liabilities; increased environmental regulations and enforcement; compliance with climate change and greenhouse gas emission laws and regulations; the impact of labor shortages or increased labor costs; reliance on employees subject to collective bargaining agreements; and the impact of the underfunded status of multiemployer plans in which we participate.

Contacts

Investor Relations:
Michael Bennett
(503) 323-2811
mcbennett@rdus.com

Company Info:
www.radiusrecycling.com
ir@rdus.com